Exhibit 99.1

Paramount Skydance Corporation

Announces:

Offer to Purchase for Cash

Any and All of the Identified Notes in each Series of Existing Tender Offer Notes

and

Offer to Exchange for Newly Issued Notes of Paramount Skydance Corporation (“New PSKY Notes”)

Any and All of the Identified Notes in each Series of Existing Exchange Offer Notes in each case,

of

Discovery Global Holdings, Inc.

and

Discovery Communications, LLC

Los Angeles and New York, May 19, 2026 – Paramount Skydance Corporation (NASDAQ: PSKY) (“Paramount”) today announced that it has commenced (i) offers to purchase (the “Tender Offers” and each, a “Tender Offer”) for cash, upon the terms and subject to the conditions set forth in the related offer to purchase (the “Offer to Purchase”), any and all of the identified notes in each series of the Existing Tender Offer Notes (defined by reference to the table set forth below) issued by Discovery Global Holdings, Inc. (formerly WarnerMedia Holdings, Inc.) (the “DGH Issuer”) and Discovery Communications, LLC (the “DCL Issuer” and together with the DGH Issuer, each a “WBD Issuer” and collectively the “WBD Issuers”), as applicable, and (ii) offers to exchange (the “Exchange Offers” and each, an “Exchange Offer”), upon the terms and subject to the conditions set forth in the related exchange offer memorandum (the “Offering Memorandum”), any and all of the identified notes in each series of the Existing Exchange Offer Notes (defined by reference to the table set forth below) (together with the Existing Tender Offer Notes, the “Offer Notes”) issued by the applicable WBD Issuer for newly issued New PSKY Notes (defined by reference to the table set forth below) to be issued by Paramount with the same currency, maturity date, interest payment dates and interest rates (with certain exceptions as indicated on the table below) as the Existing Exchange Offer Notes validly tendered and accepted in the Exchange Offers.

The Tender Offers and Exchange Offers (together, the “Offers”) are being conducted in connection with the proposed acquisition (the “Acquisition”) by Paramount of Warner Bros. Discovery, Inc. (“WBD”), the parent entity of the WBD Issuers. The Offers are being made solely by Paramount and are not being made by WBD or the WBD Issuers.

Concurrently with the Offers, the WBD Issuers have commenced solicitations (collectively, the “Consent Solicitations”), upon the terms and subject to the conditions set forth in the related consent solicitation statement, of consents from holders of certain series of notes issued by the WBD Issuers (the “WBD Notes”) to certain proposed amendments (the “Proposed Amendments”) to the indentures governing the WBD Notes (the “Existing WBD Indentures”) that would (i) extend the deadline by which the WBD Issuers are obligated to commence an offer for junior lien secured notes (“Junior Lien Exchange Notes”) of the WBD Issuers in exchange for the WBD Notes (a “Required Exchange Transaction”) from December 30, 2026 to the End Date (as defined in the Agreement and Plan of Merger governing the Acquisition (the “Merger Agreement”)), which is March 4, 2027 (as such date may be extended by the parties to the Merger Agreement); provided that if the Merger Agreement is validly terminated on or prior to the End Date, such deadline shall mean the date that is the later of (x) December 30, 2026 and (y) 90 calendar days following the date on which the Merger Agreement is validly terminated, (ii) specify that such Junior Lien Exchange Notes either: (1) if the Acquisition is consummated, (a) will not include a restrictive liens covenant or a restricted debt prepayments covenant, (b) will be guaranteed on a senior basis by WBD and each subsidiary of the applicable WBD Issuer that is an obligor under the senior secured funded debt facility with the lowest lien priority to which WBD is an obligor as of the consummation of the Acquisition (the “Applicable Take-Out Facility”), (c) will be secured by the assets of WBD, the applicable WBD Issuer, and such applicable guarantor subsidiaries, with such modifications as deemed necessary or advisable by the applicable WBD Issuer to reflect liens on such assets that are junior in priority to the Applicable Take-Out Facility, and (d) the requirement that the Required Exchange Transaction be for the same principal amount of Junior Lien Exchange Notes will be removed, or (2) if the Acquisition is not consummated or the Merger Agreement is terminated pursuant to its terms, will be substantially consistent (as determined by the applicable WBD Issuer (in its sole discretion)) with the terms expressly set forth under the “Brief Description of the Junior Lien Exchange Notes” section of the offer to purchase and consent solicitation statement, dated as of June 9, 2025, subject to certain other modifications, and (iii) make certain technical and other modifications to reflect the foregoing contemplated amendments and to cure certain ambiguities in the Existing WBD Indentures.

The WBD Notes include the Offer Notes, but not all WBD Notes are Offer Notes. In order to be eligible to participate in any Offer, holders of Offer Notes must first deliver their consents in the Consent Solicitations. In accordance with the terms of the Consent Solicitations, holders of Offer Notes identified by the CUSIP No./Common Code/ISIN set forth in the tables below who have validly delivered (and not validly revoked) consents in the Consent Solicitations will receive a temporary CUSIP or ISIN number (a “Temporary Identifier”) for their applicable Offer Notes, which Offer Notes will, from the period commencing from the receipt by the holders of such Temporary Identifier until the expiration of applicable Offer, trade separately from the Offer Notes of holders who have not so consented or whose WBD Notes are not Offer Notes, each of which will retain their existing identifier. Only holders of Offer Notes bearing a Temporary Identifier will be eligible to participate in the applicable Offer.

The Offers are, in each case, subject to the satisfaction or waiver of certain conditions, including, among other things, the conditions that (i) requisite consents are received for each of the Proposed Amendments in the Consent Solicitations and (ii) the Acquisition is consummated. As a result, the settlement of the Offers is conditioned on the closing of the Acquisition, and Paramount currently anticipates extending the expiration date for such Offers until such time that would result in the Settlement Date (as defined below) occurring on the closing date of the Acquisition or within one business day thereof.

Tender Offers

The consideration offered in the Tender Offers per $1,000 in aggregate principal amount of Existing Tender Offer Notes tendered is summarized below.

Existing Tender Offer Notes to be Tendered	Issuer of Existing Tender Offer Notes	Aggregate Principal Amount Outstanding	CUSIP No. / ISIN(1)	Reference U.S. Treasury Security	Fixed Spread (basis points)	Bloomberg Reference Page(2)
3.755% Senior Notes due 2027	DGH Issuer	$1,195,271,000	55903V BL6 US55903VBL62 55903VBK8 U55632 AM2 USU55632AM23	4.250% U.S.T. due March 15, 2027	0 bps	FIT3
3.950% Senior Notes due 2028	DCL Issuer	$1,249,026,000	25470D BS7 US25470DBS71	3.875% U.S.T. due March 15, 2028	0 bps	FIT4

__________

(1)	No representation is made as to the correctness or accuracy of the identifiers listed in this press release or printed on the Existing Tender Offer Notes. Such identifiers are provided solely for the convenience of the Tender Noteholders (as defined below). Tender Noteholders who have validly delivered (and not validly revoked) their consents pursuant to the Consent Solicitations will receive a Temporary Identifier for their applicable Existing Tender Offer Notes, which Existing Tender Offer Notes will, from the period commencing from the receipt by the holders of such Temporary Identifier until the expiration of applicable Tender Offer, trade separately from the Existing Tender Offer Notes of holders who have not so consented and from the WBD Notes that are not Offer Notes, each of which will retain their existing identifier as reflected in the table set forth above. Only holders of Existing Tender Offer Notes bearing a Temporary Identifier will be eligible to participate in the Tender Offers.
(2)	The Bloomberg Reference Page is provided for convenience only. To the extent any Bloomberg Reference Page changes prior to the Price Determination Date (as defined below), the Dealer Managers (as defined herein) will quote the applicable Reference Treasury Security (as defined below) from the updated Bloomberg Reference Page.

Holders of Existing Tender Offer Notes (“Tender Noteholders”) with a Temporary Identifier who validly tender (and do not validly withdraw) their Existing Tender Offer Notes in the applicable Tender Offer at or prior to 5:00 p.m., New York City time, on June 17, 2026 (the “Tender Expiration Date”), and who beneficially own such tendered Existing Tender Offer Notes on the Tender Expiration Date, will be eligible to receive, for each $1,000 in aggregate principal amount of Existing Tender Offer Notes validly tendered and accepted for purchase pursuant to the Tender Offers, consideration (the “Tender Consideration”) to be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread (the “Fixed Spread”) specified in the table above for each series of Existing Tender Offer Notes over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security specified in the table above (the “Reference Treasury Security”), as calculated at 10:00 a.m., New York City time, on the date on which the Expiration Date occurs (such time and date, the “Price Determination Date”). For the applicable series of Existing Tender Offer Notes, if the Tender Offer Yield as determined in accordance with the Offer to Purchase (the “Tender Offer Yield”) is less than the contractual annual rate of interest for such Existing Tender Offer Notes, then such Tender Consideration will be calculated based on the par call date; if the Tender Offer Yield as determined in accordance with the Offer to Purchase is higher than or equal to the contractual annual rate of interest for such series of Existing Tender Offer Notes, then such Tender Consideration will be calculated based on the maturity date.

Tenders of Existing Tender Offer Notes may be withdrawn at any time prior to the Tender Expiration Date. There is no premium for tendering prior to the Tender Expiration Date. Upon the terms and subject to the conditions of the Tender Offers, the settlement date for the Tender Offers will occur promptly after the Tender Expiration Date and on or promptly following the closing date of the Acquisition (the “Tender Settlement Date”), which is expected to occur in the third quarter of 2026. In addition to the Tender Consideration, Paramount will pay in cash accrued and unpaid interest on the Existing Tender Offer Notes accepted in the Tender Offers from the applicable latest interest payment date for such series of Existing Tender Offer Notes to, but not including, the Tender Settlement Date.

Paramount intends to pay the Tender Consideration and any applicable accrued and unpaid interest on the Existing Tender Offer Notes accepted in the Tender Offers using cash on hand. Existing Tender Offer Notes that are accepted and purchased in the Tender Offers will be cancelled and will no longer remain outstanding obligations of the WBD Issuers.

Exchange Offers

The consideration offered in the Exchange Offers (i) per $1,000 in aggregate principal amount of U.S. dollar-denominated Existing Exchange Offer Notes tendered and (ii) per €1,000 in aggregate principal amount of Euro-denominated Existing Exchange Offer Notes tendered, in each case, is summarized below.

				Consideration per $/€1,000 principal amount of Existing Exchange Offer Notes
Existing Exchange Offer Notes to be Tendered	Issuer of Existing Exchange Offer Notes	Aggregate Principal Amount Outstanding	CUSIP No. / Common Code / ISIN(1)	New PSKY Notes Offered and Exchange Consideration
4.125% Senior Notes due 2029	DCL Issuer	$662,268,000	25470D CA5 US25470DCA54	$1,000 in aggregate principal amount of 6.250% Senior Secured Second Lien Notes due 2029
3.625% Senior Notes due 2030	DCL Issuer	$917,517,000	25470D CC1 US25470DCC11	$1,000 in aggregate principal amount of 4.875% Senior Secured Second Lien Notes due 2030
5.000% Senior Notes due 2037	DCL Issuer	$454,862,000	25470D BY4 US25470DBY40	$1,000 in aggregate principal amount of 5.000% Senior Secured Second Lien Notes due 2037
6.350% Senior Notes due 2040	DCL Issuer	$443,529,000	25470D BZ1 US25470DBZ15	$1,000 in aggregate principal amount of 6.350% Senior Secured Second Lien Notes due 2040
4.950% Senior Notes due 2042	DCL Issuer	$130,643,000	25470D BW8 US25470DBW83	$1,000 in aggregate principal amount of 4.950% Senior Secured Second Lien Notes due 2042
4.875% Senior Notes due 2043	DCL Issuer	$142,017,000	25470D BX6 US25470DBX66	$1,000 in aggregate principal amount of 4.875% Senior Secured Second Lien Notes due 2043
5.200% Senior Notes due 2047	DCL Issuer	$4,230,000	25470D BV0 US25470DBV01	$1,000 in aggregate principal amount of 5.200% Senior Secured Second Lien Notes due 2047
5.300% Senior Notes due 2049	DCL Issuer	$248,458,000	25470D BU2 US25470DBU28	$1,000 in aggregate principal amount of 5.300% Senior Secured Second Lien Notes due 2049
4.054% Senior Notes due 2029	DGH Issuer	$1,364,619,000	55903V BY8 US55903VBY83 55903VBX0 US55903VBX01 U55632 AT7 USU55632AT75	$1,000 in aggregate principal amount of 6.304% Senior Secured Second Lien Notes due 2029
4.279% Senior Notes due 2032	DGH Issuer	$2,702,229,000	55903V BQ5 US55903VBQ59 55903V BP7 US55903VBP76	$1,000 in aggregate principal amount of 4.904% Senior Secured Second Lien Notes due 2032
5.050% Senior Notes due 2042	DGH Issuer	$4,121,969,000	55903V BW2 US55903VBW28 55903V BV4 US55903VBV45 U55632 AS9 USU55632AS92	$1,000 in aggregate principal amount of 5.050% Senior Secured Second Lien Notes due 2042
5.141% Senior Notes due 2052	DGH Issuer	$953,926,000	55903V BU6 US55903VBU61 55903V BT9 US55903VBT98	$1,000 in aggregate principal amount of 5.141% Senior Secured Second Lien Notes due 2052
4.302% Senior Notes due 2030	DGH Issuer	€244,768,000	XS3099830765 309983076	€1,000 in aggregate principal amount of 5.802% Senior Secured Second Lien Notes due 2030
4.693% Senior Notes due 2033	DGH Issuer	€329,690,000	XS3099829593 309982959	€1,000 in aggregate principal amount of 5.068% Senior Secured Second Lien Notes due 2033

__________

(1)	No representation is made as to the correctness or accuracy of the identifiers listed in this press release or printed on the Existing Exchange Offer Notes. Such identifiers are provided solely for the convenience of the Eligible Holders (as defined below). In accordance with the terms of the Consent Solicitations, holders of Existing Exchange Offer Notes identified by the CUSIP No./Common Code/ISIN set forth in the table above who have validly delivered (and not validly revoked) their consents pursuant to the Consent Solicitations will receive a Temporary Identifier for their applicable Existing Exchange Offer Notes, which Existing Exchange Offer Notes will, from the period commencing from the receipt by the holders of such Temporary Identifier until the expiration of applicable Exchange Offer, trade separately from the Existing Exchange Offer Notes of holders who have not so consented and from the WBD Notes that are not Offer Notes, each of which will retain their existing CUSIP or ISIN number as reflected in the table set forth above. Only Eligible Holders of Existing Exchange Offer Notes bearing a Temporary Identifier will be eligible to participate in the Exchange Offers.

Holders of Existing Exchange Offer Notes with a Temporary Identifier who are Eligible Holders and who validly tender (and do not validly withdraw) their Existing Exchange Offer Notes in the applicable Exchange Offer at or prior to 5:00 p.m., New York City time, on June 17, 2026 (the “Exchange Expiration Date” and together with the Tender Expiration Date, each an “Expiration Date”), and who beneficially own such tendered Existing Exchange Offer Notes on the Exchange Expiration Date, will be eligible to receive $1,000 or €1,000, as applicable, in aggregate principal amount of the applicable series of New PSKY Notes for each $1,000 or €1,000, as applicable, principal amount of Existing Exchange Offer Notes validly tendered for exchange (the “Exchange Consideration”).

Tenders of Existing Exchange Offer Notes may be withdrawn at any time prior to the Exchange Expiration Date. There is no cash payment or other premium being offered for tendering prior to the Exchange Expiration Date. Upon the terms and subject to the conditions of the Exchange Offers, the settlement date for the Exchange Offers will occur promptly after the Exchange Expiration Date and on or promptly following the closing date of the Acquisition (the “Exchange Settlement Date” and together with the Tender Settlement Date, each a “Settlement Date”). Interest on the New PSKY Notes will accrue from (and including) the most recent date on which interest has been paid on the corresponding series of Existing Exchange Offer Notes accepted in the Exchange Offers. On the first interest payment date following the Exchange Settlement Date, Paramount will pay interest equal to the sum of (i) all accrued and unpaid interest on the Existing Exchange Offer Notes accepted in the Exchange Offers from the latest applicable interest payment date for such series of Existing Exchange Offer Notes to, but not including, the Exchange Settlement Date plus (ii) all accrued and unpaid interest on the New PSKY Notes from (and including) the Exchange Settlement Date to such interest payment date.

The New PSKY Notes will be guaranteed by each of Paramount’s domestic subsidiaries that is an obligor under Paramount’s existing credit agreement providing for term A loan facilities (the “New PSKY Notes Guarantors”), which, following the Acquisition, will include WBD and certain of its subsidiaries, and will be secured on a second lien basis by substantially all of the assets of Paramount and each of the New PSKY Notes Guarantors, subject to certain customary and other exceptions described in the Offering Memorandum.

Neither Paramount nor the WBD Issuers will receive any cash proceeds from the Exchange Offers. The Existing Exchange Offer Notes exchanged by Eligible Holders in the Exchange Offers will be retired and cancelled and will not be reissued.

The Exchange Offers are being made, and the New PSKY Notes and related guarantees by the New PSKY Notes Guarantors are being offered and issued, pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and are also not being registered under any state or foreign securities laws. The New PSKY Notes may not be offered or sold in the United States or to any U.S. persons (as defined below) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers will only be made, and the New PSKY Notes are only being offered and issued, to holders of Existing Exchange Offer Notes who are (a) reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (b) not “U.S. persons,” as defined in Rule 902 of Regulation S under the Securities Act (such holders, “Eligible Holders”), and only Eligible Holders who have completed and returned the eligibility certification are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offers. The eligibility certification is available electronically at: https://gbsc-usa.com/eligibility/paramount.

General

Each Offer is a separate offer, and each may be individually consummated, amended, extended, terminated, or withdrawn, subject to certain conditions and applicable law, at any time in Paramount’s sole discretion, and without also consummating, amending, extending, terminating, or withdrawing any other Offer with respect to any other series of Offer Notes. Paramount may terminate an Offer if any of the conditions of such Offer described in the Offer to Purchase or Offering Memorandum, as applicable, are not satisfied or waived by the applicable Expiration Date, subject to applicable law. In addition, Paramount may waive the conditions to an Offer without extending such Offer in accordance with applicable law.

The Offers are being made solely by Paramount and are not being made by WBD or the WBD Issuers. None of Paramount, WBD, the WBD Issuers, the Dealer Managers, the Exchange Agent (as defined below), the Information Agent (as defined below), the trustees under each of the indentures governing the Offer Notes, the trustee or collateral agent under the indenture that will govern the New PSKY Notes, or any affiliate of any of them makes any recommendation as to whether any holder of Offer Notes should tender or refrain from tendering all or any portion of the principal amount of such holder’s Offer Notes for cash or New PSKY Notes in the applicable Offer. No one has been authorized by any of them to make such a recommendation. Holders must make their own decision whether to tender Offer Notes in any Offer and, if so, the amount of Offer Notes to tender.

Only Eligible Holders may receive a copy of the Offering Memorandum and participate in the Exchange Offers. Paramount has engaged Global Bondholder Services Corporation to act as the exchange agent (in such capacity, the “Exchange Agent”) and information agent (in such capacity, the “Information Agent”) for the Offers. Questions concerning the Offers, or requests for additional copies of the Offer to Purchase or Offering Memorandum or other related documents, may be directed to Corporate Actions by telephone at (855) 654-2014 (U.S. toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Holders should also consult their broker, dealer, commercial bank, trust company or other institution for assistance concerning the Offers. The Exchange Offer documents and the Tender Offer documents can be accessed at the following link: https://gbsc-usa.com/paramount.

Paramount has engaged BofA Securities and Citigroup as dealer managers (in such capacity, the “Dealer Managers”) for the Offers. Holders with questions regarding the Offers should contact BofA Securities, Inc. at +1 (888) 292-0070 (toll-free) or +1 (980) 388-3646 (collect) or debt_advisory@bofa.com or Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll free) or +1 (212) 723-6106 or ny.liabilitymanagement@citi.com. Latham & Watkins LLP is serving as legal counsel to Paramount and Cahill Gordon & Reindel LLP is serving as legal counsel to the Dealer Managers.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security, including the Existing Tender Offer Notes, the Existing Exchange Offer Notes or the New PSKY Notes, and does not constitute an offer, solicitation (including pursuant to the Consent Solicitations), or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Paramount, a Skydance Corporation

Paramount, a Skydance Corporation is a next-generation global media and entertainment company, comprised of three business segments: Studios, Direct-to-Consumer, and TV Media. PSKY’s portfolio unites legendary brands, including Paramount Pictures, Paramount Television, CBS, CBS News, CBS Sports, Nickelodeon, MTV, BET, Comedy Central, Showtime, Paramount+, Pluto TV, and Skydance Animation, Film, Television, Interactive/Games, and Paramount Sports Entertainment.

Cautionary Note Concerning Forward-Looking Statements

This communication contains “forward-looking statements” regarding the Acquisition and the other transaction referred to herein. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Paramount. Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the Acquisition will not be satisfied, including the risk that clearances under applicable antitrust or regulatory laws will not be obtained or will be obtained subject to conditions that are not anticipated; the possibility that the transactions described herein will not be completed in the expected timeframe or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition; potential adverse effects to the businesses of Paramount or WBD during the pendency of the Acquisition, such as employee departures or distraction of management from business operations; negative effects of the announcement or the consummation of the Acquisition on the market price of WBD or Paramount stock; the risk of stockholder litigation relating to the Acquisition, including resulting expense or delay; the potential that the expected benefits and opportunities of the Acquisition, if completed, may not be realized or may take longer to realize than expected; risks related to the streaming business of the post-Acquisition combined business (the “Combined Company”); the adverse impact on the Combined Company’s advertising revenues as a result of changes in consumer behavior, advertising market conditions, and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to the Combined Company’s decision to invest in new businesses, products, services, and technologies, and the evolution of the Combined Company’s business strategy; the potential for loss of carriage or other reduction in, or the impact of negotiations for, the distribution of the Combined Company’s content; damage to the Combined Company’s reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining the Combined Company’s intellectual property rights; domestic and global political, economic and regulatory factors affecting the Combined Company’s business generally or the Acquisition; the inability to hire or retain key employees or secure creative talent; disruptions to the Combined Company’s operations as a result of labor disputes; risks and costs associated with the integration of, and Paramount’s ability to integrate, the businesses of Paramount Global, Skydance Media, LLC, and WBD successfully and to achieve anticipated synergies, including in the amounts or on the timelines anticipated to realize such synergies; litigation related to the Acquisition and other matters or transactions; risks associated with the Combined Company’s holding company structure, including its dependence on distributions from its subsidiaries to meet tax obligations and other cash requirements; risks related to our indebtedness, including our substantial outstanding debt obligations, our ability to incur substantially more debt and our ability to meet the financial and other covenants contained in the agreements governing the indebtedness of Paramount, WBD, or the Combined Company. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of Paramount and WBD can be found in Paramount’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026, including in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” Paramount’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, including in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” and Paramount’s subsequent filings with the SEC, and in WBD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, including in the section captioned “Item 1A. Risk Factors,” WBD’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026, and WBD’s subsequent filings with the SEC. Neither Paramount nor WBD undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Media Contacts:

Melissa Zukerman / Laura Watson

msz@paramount.com / laura.watson@paramount.com

Brunswick Group

ParamountSkydance@brunswickgroup.com

Gagnier Communications

Dan Gagnier

dg@gagnierfc.com

Investor Contacts:

Kevin Creighton / Logan Thomas

kevin.creighton@paramount.com / logan.thomas@paramount.com